UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, Bruker Corporation (the “Company”) was notified by Michael G. Knell, Vice President of Finance and Chief Accounting Officer, of his decision to resign from the Company to pursue other opportunities, effective March 31, 2017. Mr. Knell also resigned from all other positions he held with the Company and its affiliates. There were no disagreements with Mr. Knell on any matter of accounting principles or practices or financial statement disclosure. Mr. Knell has agreed to continue his employment and provide transition assistance until April 21, 2017.

Effective March 23, 2017, Anthony L. Mattacchione, the Company’s Chief Financial Officer and Senior Vice President, who currently serves as the Company’s principal financial officer, assumed Mr. Knell’s responsibilities as the Company’s principal accounting officer.

Mr. Knell is entitled to receive a cash incentive award payment for 2016 performance in the amount of $68,788. Additionally, Mr. Knell is eligible to receive a payment of $116,573 in connection with his departure, as well as COBRA healthcare coverage for a period of up to six months and certain other benefits, subject to satisfactory completion of certain transition responsibilities. Mr. Knell will be bound by non-competition and non-solicitation obligations to the Company for a period of one year from the date of his separation from employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: March 29, 2017	By:	/s/ANTHONY L. MATTACCHIONE
Anthony L. Mattacchione
Chief Financial Officer and
Senior Vice President